AGREEMENT FOR PURCHASE AND SALE OF JOINT VENTURE INTEREST;
DISSOLUTION OF JOINT VENTURE; AND CONTINUATION OF BUSINESSES
                BY ACQUIRING JOINT VENTURER


     This Agreement for Purchase and Sale of Joint Venture Interest; Dissolution of Joint Venture and Continuation of Businesses by Acquiring Joint Venturer ("Agreement") is made effective as of the 1st day of October, 1994 ("Effective Date") by and between BIG O RETAIL ENTERPRISES, INC., a Colorado corporation, ("Seller") and C.S.B. PARTNERSHIP, a California general partnership ("Purchaser").

                           RECITALS

     A. Effective June 1, 1991, Seller and Purchaser formed a joint venture called BIG O/C.S.B. JOINT VENTURE under California law (the "Joint Venture"). The Joint Venture is governed by the terms and provisions of that certain Agreement of Joint Venture of Big O/C.S.B. Joint Venture effective as of June 1, 1991 (the "Original Joint Venture Agreement"), and that certain First Amendment to Agreement of Joint Venture of Big O/C.S.B. Joint Venture dated as of
March 16, 1994 (the "First Amendment"). The Original Joint Venture Agreement and the First Amendment shall sometimes collectively hereinafter be referred to as the "Joint Venture Agreement". Purchaser, pursuant to the terms of the Joint Venture Agreement, manages the business operations of the Joint Venture.

     B. Seller desires to sell, transfer and convey its entire joint venture interest in the Joint Venture, and Purchaser is willing to purchase and acquire from Seller its joint venture interest in the Joint Venture and to continue the business operations of the Joint Venture as a California general partnership from and after the Effective Date on the terms and subject to the conditions of this Agreement.

     C. Subsequent to the consummation of the purchase and sale contemplated herein, Purchaser as the "Liquidating Joint Venturer" (as defined below) intends to proceed with the dissolution and orderly winding up and liquidation of the Joint Venture in full compliance with California law, including, without limitation, the provisions of the California Uniform Partnership Act (the "Act").

     D. The Joint Venturers currently own and hold the following percentages of ownership in and to the Joint Venture:

                                        PERCENTAGE JOINT VENTURE
          JOINT VENTURER                OWNERSHIP INTEREST

     Big O Retail Enterprises, Inc.                  50%
     C.S.B. Partnership                              50%
                                                     ---
          TOTAL:                                    100%

     E. The Joint Venture currently owns and operates those duly franchised retail Big O Tire Stores which are identified on EXHIBIT A, attached hereto (the "Joint Venture Big O Stores").

                          AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and representations as contained herein, and for such other consideration, the adequacy of which is hereby acknowledged, the parties, intending to be mutually bound, agree as follows:

     1. PURCHASE AND SALE OF SELLER'S INTEREST. Under the terms and conditions set forth in this Agreement, Seller agrees to transfer, convey, assign and sell to Purchaser and the Purchaser agrees to purchase and acquire, in accordance with the provisions hereof, all of Seller's right, title and interest in and to its joint venture interest in the Joint Venture ("Seller's Interest"). Seller's Interest so being transferred, sold and conveyed pursuant to this Agreement includes but is not limited to its fifty percent (50%) joint venture interest in the assets and properties of the Joint Venture which are substantially comprised of the Joint Venture Big O Stores, as follows: (i) the tangible assets and property of the Joint Venture wherever located including, without limitation, all units of inventory; all equipment, machinery, tools, replacement parts, fixtures, trade fixtures, computers and computer programs, sales materials and catalogs, displays, telephone equipment, office equipment, supplies and furniture, gas, oil and grease, leasehold improvements, and signage; (ii) accounts receivable; (iii) goodwill, going concern value and other intangible assets, including, without limitation, but subject to the intellectual and proprietary rights of Big O Tires, Inc., the names of each of the Joint Venture Big O Stores and all variations and derivations thereof; the telephone numbers; and all rights pertaining to customer accounts, customer sales and service orders, commercial accounts and customer lists; (iv) the franchises duly issued by Big O Tires, Inc. with respect to each of the Joint Venture Big O Stores, (a listing of each of such franchises is set forth on EXHIBIT B, attached hereto) and all other approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies in connection with the Joint Venture's businesses (the Joint Venture Big O Stores); (v) all leasehold rights and obligations with respect to each of the premises upon which the Joint Venture Big O Stores and offices of the Joint Venture are located (collectively, the "Leases"); (vi) all books and records pertaining to the Joint Venture and its businesses (the Joint Venture Big O Stores), provided that Seller shall have access to such books and records and copies thereof as provided herein; (vii) subject to the provisions of Sections 2 and 3 below, all rights and obligations with respect to any equipment leases, tangible property subject to a conditional sale, insurance policies and refunds, or similar arrangements; and (viii) all cash on hand.

     2. ASSUMED LIABILITIES. In connection with Purchaser's acquisition of Seller's Interest and the continuation of the businesses (the Joint Venture Big O Stores) of the Joint Venture from and after the Effective Date and pursuant to the terms of the Joint Venture Agreement, Purchaser shall assume the liabilities (the "Assumed Liabilities") of the Joint Venture which Assumed Liabilities are set forth on the Balance Sheet of the Joint Venture as of September 30, 1994 (the "Balance Sheet"), a copy of which is attached hereto as EXHIBIT C.
Provided that, it is expressly understood and agreed that the "Purchase Price" (as defined in Section 4 below) includes all obligations of Purchaser to Seller with respect to "guaranteed payments" due Seller pursuant to Section 3 of the First Amendment.In connection with the foregoing, a UCC-3 information search with the office of the Secretary of State of California and a judgment lien and tax lien search and in each county in which the Joint Venture's businesses (the Joint Venture Big O Stores) are located shall be performed by the "Liquidating Joint Venturer" (as defined below) to determine whether any liens, encumbrances and/or liabilities exist of as of the Effective Date with respect to the Joint Venture and its assets and properties which are not set forth on the Balance Sheet as part of the Assumed Liabilities (the "Unaccounted Liabilities"). In the event it is determined that such Unaccounted Liabilities exist, Purchaser and Seller shall each bear one-half (1/2) of the responsibility therefore; provided that, in the event either party disputes its responsibility therefore as provided above and the parties are unable to resolve such dispute amongst themselves, such dispute shall be submitted to arbitration before the American Arbitration Association located in Orange County, California, which arbitration shall be held in accordance with its Commercial Arbitration Rules as provided in
Section 22 below.

     3. CONSENTS AND APPROVALS. The obligations of Purchaser and Seller under this Agreement and the consummation of the transactions contemplated by this Agreement are specifically conditioned upon and subject to the receipt of all required consents, approvals and waivers of any default that might otherwise result from the transaction contemplated herein. A schedule of those consents, approvals and waivers of which the parties are aware is attached hereto as EXHIBIT D ("Schedule of Consents, Approvals and Waivers"), and the consummation and closing of this transaction as provided for herein shall not occur unless and until such consents, approvals and waivers of default in forms satisfactory to Purchaser and Seller and each of their respective counsel have first been obtained; provided that in the event all such consents, approvals and waivers of default are not obtained by the parties despite the exercise of due diligence and reasonable efforts by Purchaser and Seller, Purchaser may elect by giving written notification to Seller to proceed to consummate the transaction contemplated by this Agreement, in which event, Purchaser shall indemnify, protect, defend and hold Seller harmless therefrom as provided in Section 18 hereof.

     4. PURCHASE PRICE AND PAYMENT/SECURITY. In full payment, settlement and satisfaction of the purchase price for Seller's Interest (the "Purchase Price"), Purchaser shall assume that portion of the Assumed Liabilities as represented by Seller's Interest (50%) in the Joint Venture, and as additional consideration shall pay Seller the sum of Five Hundred Fifty Thousand Dollars ($550,000) by execution and delivery of a promissory note in the form attached hereto as EXHIBIT E (the "Note"). Such Note shall be secured by the terms of that certain Security Agreement in the form attached hereto as EXHIBIT F. The Purchase Price includes all obligations of Purchaser to Seller with respect to "guaranteed payments" due Seller pursuant to the terms of Section 3 of the First Amendment and the Joint Venture's accountant shall take all necessary steps to account for such "guaranteed payment."

     5. AUTHORITY. Upon consummation of this Agreement, Purchaser shall assume and shall be liable for all of the Assumed Liabilities, whether accrued, contingent, or otherwise, existing on or before the Effective Date. Commencing with the Effective Date of this Agreement, Seller shall have no authority to incur any obligations or liabilities on behalf of the Joint Venture, compromise any obligations of the Joint Venture or participate in any way in management or control of the Joint Venture or the businesses of the Joint Venture which will be operated by Purchaser from and after the Effective Date; and hereby covenants that it will not do any of the above. Purchaser shall in connection with its continued management of and ownership and operation of the businesses (the Joint Venture Big O Stores) from and after the Effective Date, except as otherwise provided herein, assume or otherwise be responsible for all obligations and liabilities incurred on or after the Effective Date with respect to the Joint Venture and its businesses; and shall indemnify, protect, defend and hold Seller harmless therefrom as provided in Section 18 hereof.

     6. DISSOLUTION AND WINDING UP OF JOINT VENTURE. In connection with the purchase and sale of Seller's Interest as provided herein, the parties agree to perform the following actions in connection with the dissolution and winding up and liquidation of the Joint Venture as required by this Agreement, the Joint Venture Agreement and the applicable provisions of the California Corporations Code, the Act, and other applicable California law.

          6.1 DISSOLUTION/CONTINUATION OF BUSINESS OPERATIONS BY PURCHASER. The Joint Venture shall be dissolved as of the Effective Date ("Date of Dissolution"). Immediately following the consummation of the purchase and transaction contemplated by this Agreement as provided in Section 13 hereof, the Liquidating Joint Venture (as defined below) shall promptly commence the orderly winding up and liquidation of the Joint Venturer and its businesses (the "Joint Venture Big O Stores"); provided that it is expressly understood and agreed that the operations of the Joint Venture Big O Stores shall continue without any break in continuity except that from and after the Date of Dissolution, such Joint Venture Big O Stores shall be owned and operated by C.S.B. Partnership as a California partnership, as provided in this Section 6.

          6.2     CESSATION OF BUSINESS.  Subject to the provisions of Section
6.1 and except for the purpose of carrying out the liquidation of the businesses of the Joint Venture, none of the Joint Venturers shall do any further business or incur any further obligations on behalf of Joint Venture after the Date of Dissolution.

           6.3 APPOINTMENT OF LIQUIDATING JOINT VENTURER. Purchaser shall be the "Liquidating Joint Venturer" and shall have exclusive rights and responsibilities for winding up and liquidating the Joint Venture; provided that, Seller shall assist Purchaser to the extent necessary in order to effectuate the winding up and dissolution of the Joint Venture. After the Date of Dissolution, Seller shall have no authority to act on behalf of or bind the Joint Venture or participate in its management or control for purposes of winding up its businesses or otherwise.

          6.4 POWERS OF LIQUIDATING JOINT VENTURER. The Liquidating Joint Venturer shall have authority to wind up and dissolve the Joint Venture's businesses, including full power and authority to do the following:

               (a) Represent and act on behalf of the Joint Venture in all matters affecting it during the winding up, including the power to engage professional and technical services of others (including without limitation, accountants, attorneys, appraisers, brokers, auctioneers), and to institute and defend any legal proceedings that may be pending or brought by or against the Joint Venture.

               (b) Prepare, execute, file, record, and publish on behalf of the Joint Venture and its Joint Venturers any agreements, documents, or instruments connected with the winding up and dissolution of the business and affairs of the Joint Venture.

               (c) Except with respect to the Assumed Liabilities which shall become the obligation of Purchaser from and after the Effective Date, pay or otherwise settle or discharge all of the debts, liabilities, and other obligations;

               (d) Except as otherwise provided herein, distribute any Joint Venture assets and properties to Purchaser subject to the Assumed Liabilities.

               (e) Take all other action necessary, appropriate, or incidental to the foregoing powers or to the performance of the duties of the Liquidating Joint Venturer or necessary to carry out the purposes of this Agreement.

          6.5 DUTIES OF LIQUIDATING JOINT VENTURER. The Liquidating Joint Venturer shall devote such time as it deems necessary to liquidate the Joint Venture. The Liquidating Joint Venturer shall also do the following:

               (a) Notify each of the Joint Venture's known creditors of the Joint Venture's dissolution pursuant to the form of letter attached hereto as EXHIBIT G and cause to be published a Notice of Dissolution pursuant to California Corporations Code Section 15035.5 pursuant to the form of notice attached hereto as EXHIBIT H.

               (b) Prepare, file, publish, and record in a timely manner all appropriate agreements, documents, and instruments, including federal and state tax returns, to reflect the dissolution and termination of the Joint Venture and the cessation of the use of its name;

               (c) Obtain necessary authorizations, including but not limited to tax rulings connected with the winding up and termination of the Joint Venture's businesses or the disposition of its assets and property pursuant to the terms and provisions hereof; and to the extent required by law, cancel any existing authorizations, licenses, or permits and resolve or dispose of other matters related to the dissolution in the manner required by law or consistent with the purposes of this Agreement;

               (d) In the performance of these duties, the Liquidating Joint Venturer shall act diligently and in good faith.

          6.6 INDEMNIFICATION OF LIQUIDATING JOINT VENTURER. Purchaser, as the Liquidating Joint Venturer, shall be indemnified, protected, defended and held harmless by the Joint Venture from all lawsuits, claims, expenses, damages, liabilities, or obligations of any kind (including legal fees and expenses), commencing with the Date of Dissolution, arising from or connected with the winding up and liquidation of the Joint Venture and the performance of its duties under this Agreement, except for losses, claims, expenses, damages, liabilities, or obligations (including legal fees and expenses) arising from or connected with the Liquidating Joint Venturer's breach of any of its obligations under this Agreement, including, without limitation, its continuing obligation to manage the businesses of the Joint Venture (the Joint Venture Big O Stores), its negligent or willful misconduct, or of its other obligations as a Joint Venturer of the Joint Venture.

          6.7 SUBSTITUTION OF LIQUIDATING JOINT VENTURER. In the event that the Liquidating Joint Venture is unable to carry out its duties under this Agreement, for whatever reason, Seller shall assume all powers and duties of the Liquidating Joint Venturer under this Agreement.

          6.8 ADDITIONAL CONTRIBUTION OF CAPITAL. In connection with the provisions of Section 2 hereof regarding Unaccounted Liabilities and subject to the rights of each party with respect thereto in the event either party disputes its responsibility therefore, any required additional contributions by Purchaser and Seller as the Joint Venturers of the Joint Venture shall be made in accordance with their respective percentage interests (fifty percent [50%] each); provided that to the extent any additional contributions are required, Seller's portion thereof shall be applied as an offset against the Purchase Price; provided further, that Seller's obligation to make any additional contributions shall only apply to liabilities or other obligations of the Joint Venture which accrued or arose prior to the Effective Date (October 1, 1994), Purchaser being solely responsible for such liabilities or other obligations of the Joint Venture which accrued or arose after the Effective Date. Subject to the foregoing limitations, if either Joint Venturer shall fail to contribute its share, the other Joint Venturer shall contribute pro rata, based on its respective interests, and shall be indemnified by the defaulting Joint Venturer for all amounts so contributed, with interest at the rate of ten percent (10%) per annum on the unpaid balance until paid, and all costs and expenses of collection, including attorney's fees. Any Joint Venturer, including the Liquidating Joint Venturer, shall have the right to demand that this contribution be paid to the Liquidating Joint Venturer from the other Joint Venturer to satisfy any deficiency at any time after the Joint Venturer who is so demanding has contributed the amount representing its share of the deficiency.

          6.9 MUTUAL REPRESENTATIONS AND WARRANTIES. Purchaser and Seller, and each of them, as a Joint Venturer of the Joint Venture, represents and warrants to the other, that except as stated in the Joint Venture's books and records, (a) it has not incurred any obligation or liability on behalf or as apparent agent of the Joint Venture, or the Joint Venturers, or for which it or any other Joint Venturers may be charged, or for which it intends to claim refund or reimbursement from the Joint Venture, and (b) it has not received, discharged, or transferred any credit, monies, property, or other assets of the Joint Venture. These representations and warranties shall survive the final termination and dissolution of the Joint Venture.

          6.10 WAIVER OF ACCOUNTING. The Joint Venturers hereby waive any rights they may have at law or in equity to obtain an accounting or a court supervised winding up, or maintain an action and partition of property or to otherwise interfere in any way with the process of winding up and termination contemplated by this Agreement.

     7. CONFIDENTIALITY. Except as may be required by applicable governmental laws and regulations, Seller covenants and agrees not to divulge, communicate, use to the detriment of the Joint Venture, or its successors or employees, or for the benefit of any other person or persons, or misuse in any way any confidential information or trade secrets of the Joint Venture or its successors, including but not limited to personnel information, customer lists or financial or technical data. Seller acknowledges and agrees that any such information or data acquired through connections with the Joint Venture was received in confidence and as a fiduciary of the Joint Venture and its successors.

     8. RETENTION OF BOOKS AND RECORDS. Purchaser shall retain custody of all the existing books and records of the Joint Venture. Seller shall have access to these books and records at all reasonable times during working hours, and at its expense may copy all or any part of these records for any proper purpose, through the effective date of liquidation of the Joint Venture.

     9. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser that:

          9.1 ORGANIZATION AND QUALIFICATION. Big O Retail Enterprises, Inc., is a corporation in good standing under the laws of Colorado, and is authorized as a foreign corporation to do business in California and as such is authorized to execute this Agreement. All acts and other proceedings required to be taken by or on the part of Seller to authorize it to perform its obligations hereunder or to otherwise consummate the transactions contemplated hereby have been duly and properly taken.

          9.2 POWER AND AUTHORITY; VALID AND BINDING. This Agreement constitutes the legally binding obligations of Seller in accordance with the terms hereof subject as its enforceability to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or effecting creditors' rights generally and to the general principles of equity. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby (i) is prohibited by or requires Seller to obtain the consent, authorization, approval or registration under any law, rule, or regulations, judgment, order, writ, injunction or decree which is binding upon Seller; (ii) will violate any provision of the Articles of Incorporation or Bylaws of Seller or the Joint Venture Agreement; or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any liens pursuant to or require any content under any material agreement to which Seller is a party or is otherwise bound.

          9.3 OWNERSHIP OF JOINT VENTURE INTEREST. Seller is the owner beneficially and of record of its Seller's Interest in the Joint Venture, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions.

          9.4 PRESENT OPERATIONS. As of October 1, 1994, Seller has had no actual knowledge of any change in the financial condition or operation of the Joint Venture, except changes in the ordinary course of business which are not known or should have been known by Purchaser as of the closing.

          9.5 REPRESENTATIONS AND WARRANTIES. None of the representations and warranties made by Seller, or made in any certificate or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact.

     10. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller that:

          10.1 ORGANIZATION AND QUALIFICATION. C.S.B. Partnership is a California general partnership in good standing under the laws of California and as such is authorized to execute this Agreement. All acts and other proceedings required to be taken by or on the part of Purchaser to authorize it to perform its obligations hereunder or to otherwise consummate the transactions contemplated hereby have been duly and properly taken.

          10.2 POWER AND AUTHORITY; VALID AND BINDING. This Agreement constitutes the legally binding obligations of Purchaser in accordance with the terms hereof subject as its enforceability to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or effecting creditors' rights generally and to the general principles of equity. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby (i) is prohibited by or requires Purchaser to obtain the consent, authorization, approval or registration under any law, rule, or regulations, judgment, order, writ, injunction or decree which is binding upon Purchaser; (ii) will violate any provision of the Articles of Incorporation or Bylaws of Purchaser or the Joint Venture Agreement; or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any liens pursuant to or require any content under any material agreement to which Purchaser is a party or is otherwise bound.

          10.3 FINANCIAL STATEMENT. The Balance Sheet is to the best knowledge of Purchaser complete and correct in all material respects and fairly presents the financial position of the Joint Venture and its businesses as of the dates and for the periods indicated. As of the date of this Agreement, Purchaser is not aware of any material assets and property or liabilities (whether accrued, absolute, contingent or otherwise) which are not reflected on the Balance Sheet except as otherwise disclosed to Purchaser in writing on or before the Effective Date.

          10.4 PRESENT OPERATIONS. As of October 1, 1994, Purchaser has had no actual knowledge of any change in the financial condition or operation of the Joint Venture, except changes in the ordinary course of business.

          10.5 REPRESENTATIONS AND WARRANTIES. None of the representations and warranties made by Purchaser, or made in any certificate or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact.

     11. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase the Seller's Interest under this Agreement are subject to the satisfaction at or before the Closing, of all the conditions set out below in this Section 11. Purchaser may waive any or all of these conditions in whole or in part by giving written notice to Seller on or before the Closing Date; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

          11.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement, or in any written statement that may be delivered to Purchaser under this Agreement, shall be true in all material respects on and as of the Closing Date as though made at that time.

          11.2 COVENANTS OF SELLER. Seller shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement and/or the Joint Venture Agreement to be performed or complied with by it on or before the Closing Date.

          11.3 NO VIOLATION OF ORDERS. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

          11.4 CONSENTS, APPROVALS AND WAIVERS. All required consents, approvals and waivers as provided in SECTION 3 hereof shall have either (1) been obtained or (2) Purchaser shall have elected to consummate the purchase and sale transaction contemplated by this Agreement as provided therein.

          11.5 DISPOSITION OF UNACCOUNTED LIABILITIES. In the event, pursuant to the provisions of SECTION 2, any Unaccounted Liabilities are discovered that Purchaser and Seller shall have agreed upon the allocation of responsibility and disposition thereof.

          11.6 DOCUMENT. The form and substance of all certificates, instruments, exhibits, schedules and other documents delivered to each party by the other under this Agreement shall be satisfactory in all reasonable respects to each party.

     12. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to sell, transfer and convey the Seller's Interest under this Agreement are subject to the satisfaction at or before the Closing, all the conditions set out below in this Section 12. Seller may waive any or all of these conditions in whole or in part by giving written notice to Purchaser on or before the Closing Date; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Purchaser shall be in default of any of its representations, warranties or covenants under this Agreement.

          12.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Except as otherwise permitted by this Agreement, all representations and warranties by Purchaser in this Agreement, or in any written statement that may be delivered to Seller under this Agreement, shall be true in all material respects on and as of the Closing Date as though made at that time.

          12.2 COVENANTS OF PURCHASER. Purchaser shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement and/or the Joint Venture Agreement to be performed or complied with by it on or before the Closing Date.

          12.3 NO VIOLATION OF ORDERS. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

          12.4 CONSENTS, APPROVALS AND WAIVERS. All required consents, approvals and waivers as provided in SECTION 3 hereof shall have either (1) been obtained or (2) Purchaser shall have elected to consummate the purchase and sale transaction contemplated by this Agreement as provided therein.

          12.5 DISPOSITION OF UNACCOUNTED LIABILITIES. In the event, pursuant to the provisions of SECTION 2, any Unaccounted Liabilities are discovered that Purchaser and Seller shall have agreed upon the allocation of responsibility and disposition thereof.

          12.6 DOCUMENT. The form and substance of all certificates, instruments, exhibits, schedules and other documents delivered to each party by the other under this Agreement shall be satisfactory in all reasonable respects to each party.

     13. CLOSING. The parties intend that the consummation of the purchase and sale transaction contemplated in this Agreement (the "Closing") shall take place at the offices of C.S.B. Partnership, 27131 Calle Arroyo, Suite 1703, San Juan Capistrano, California 91761, on or before July 15, 1995, or at such other time and place as the parties may agree to in writing (the "Closing Date"); provided that it is expressly understood and agreed that the Effective Date and the Date of Dissolution shall be as of October 1, 1994. On the Closing Date, Seller shall transfer, convey and assign onto Purchaser its Joint Venture interest in the Joint Venture in the form of the Bill of Sale and Assignment attached hereto as EXHIBIT I.

     Notwithstanding the foregoing, in the event the Closing Date does not occur on or before July 31, 1995, and the parties have not otherwise agreed in writing to extend the Closing Date, this Agreement shall be deemed void and of no further force and effect, provided that such termination shall not relieve any party of its liability for any misrepresentation, default or breach under the terms and provisions of this Agreement.

     14. DELIVERIES BY SELLER AT CLOSING. At the Closing, Seller shall deliver to Purchaser the following instruments, in form and substance satisfactory to Purchaser and its counsel:

          14.1 SELLER CERTIFICATES. A certificate executed by Seller, dated the Closing Date, certifying that its representations and warranties in this Agreement are true and correct at and as of the Closing Date, as though each representation and warranty had been made on that date;

          14.2 CORPORATE RESOLUTION. Board of Director resolutions authorizing the transactions contemplated by this Agreement and a certification by a proper officer of Seller certifying such corporate resolutions; and

          14.3 BILL OF SALE AND ASSIGNMENT. A fully executed Bill of Sale and Assignment.

     15. DELIVERIES BY PURCHASER AT CLOSING. At the Closing, Purchaser shall deliver to Seller the following instruments and documents:

          15.1 PURCHASER CERTIFICATION. A certificate executed by Purchaser, dated the Closing Date, certifying that its representations and warranties in this Agreement are true and correct at and as of the Closing Date, as though each representation and warranty had been made on that date;

          15.2 NOTE. Execution and delivery by Purchaser of the Note attached to this Agreement as EXHIBIT E;

          15.3 SECURITY AGREEMENT. Execution and delivery of the Security Agreement attached hereto as EXHIBIT F along with corresponding UCC-1 financing statements thereby granting to Seller and Big O Tires, Inc. a security interest in the assets and properties which comprise the Joint Venture Big O Tires Stores; and

          15.4 INSURANCE. Evidence of insurance as required under (1) the terms of each of the franchise agreements for the Joint Venture Big O Stores, and (2) the real property leases for each of the Joint Venture Big O Stores; and as otherwise maintained by the Joint Venture prior to the Effective Date.

     16. RELEASE OF SELLER/LEASES. In connection with the Leases and to the extent required, Purchaser shall use its best efforts to obtain the release of Seller from its obligations under each of those Leases. Unless and until this is accomplished, Purchaser hereby confirms its obligation to pay to Seller (its parent, Big O Tires, Inc.) a three percent (3%) override on the monthly rent under such Leases, in consideration of the continued risk of liability carried by Seller.

     17. SELLER'S INDEMNIFICATION. Seller shall indemnify, protect, defend, and hold harmless Purchaser from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that it shall incur or suffer which arise, result from or relate to any breach of, or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement, under the Joint Venture Agreement or any other instrument furnished or to be furnished by Seller under this Agreement.

     18. PURCHASER'S INDEMNIFICATION. Purchaser agrees to indemnify, protect, defend, and hold harmless Seller against, and in respect of, any and all claims, losses, expenses, costs, obligations, and liabilities it may incur by reason of Purchaser's breach of or failure to perform any of the representations, warranties, covenants or agreements or any other instrument furnished by Purchaser under this Agreement, under the Joint Venture Agreement or by reason of any act or omission of Purchaser, or any of its successors or assigns after the Closing Date, that constitute a breach or default under or a failure to perform, any obligation, duty or liability of Purchaser, including, without limitation, its continuing responsibility for the management and operation of the businesses of the Joint Venture (the Joint Venture Big O Stores), but only to the extent to which Purchaser expressly assumes these obligations, duties, and liabilities under this Agreement.

     19. SURVIVAL. The representations, warranties, and covenants and indemnification, protection, defense, and hold harmless provisions and obligations contained in this Agreement shall survive the closing of this purchase and sale and dissolution and continuation transaction.

     20. COSTS AND EXPENSES. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating or preparing this agreement and in closing and carrying out the transactions contemplated by this Agreement.

     21. POSTCLOSING COVENANTS. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes and effect of this Agreement, each of the parties covenants and agrees to take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under either Section 17 or 18 of this Agreement or unless such action is merely a continuation or completion of action commenced prior to the Closing). In addition, in the event and so long as any party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (1) any transaction contemplated under this Agreement or (2) any fact, situation, circumstance, status, activity, practice, plans, occurrence, event, incident, action, failure to act or transaction on or prior to the Effective Date involving the Joint Venture, Purchaser and Seller will cooperate reasonably with each other or its counsel in the contest or defense, reasonably making available their personnel and providing such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Sections 17 or 18 above).

     22. EMPLOYMENT MATTERS. Up and until the Effective Date, the Joint Venture and each of the Joint Venturers (in respect of each of their respective percentage interest in the Joint Venture [50%]) shall be responsible for any employment agreement, collective bargaining agreement or any bonus, profit-sharing, stock option, service award benefit plan, deferred or additional compensation, pension or retirement arrangement or agreement with respect to each employee which was employed by the Joint Venture. From and after the Effective Date, Purchaser shall be responsible for any employment agreement, collective bargaining agreement or any bonus, profit-sharing, stock option, service award, benefit plan, deferred or additional compensation, pension or retirement arrangement or agreement with respect to each employee of the Joint Venture which it has retained and which arose and accrued after the Effective Date.

     23. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, representatives and assigns as the case may be; provided, however, that no party shall prior to the Closing Date, assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Nothing contained in this Agreement shall confer upon any person, firm, partnership or corporation not a party to this Agreement or the legal representatives of such person, firm, partnership or corporation any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless excluded in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. Nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     25. RIGHTS UNDER JOINT VENTURE AGREEMENT. Purchaser and Seller, and each of them, acknowledge certain rights and restrictions of transfer, rights of first refusal, purchase and sale terms, valuation formulas and obligatory purchase obligations under the Joint Venture Agreement, and agree (1) that to the extent the terms of this Agreement conflict with the terms of the Joint Venture Agreement, the terms of this Agreement shall control; and (2) to waive any of the foregoing rights and restrictions to the extent necessary to carry out the terms of this Agreement. Upon the consummation of the transactions contemplated by this Agreement, the Joint Venture Agreement shall automatically, without any further actions required, terminate.

     26. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance or interpretation of it shall be settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The parties hereto shall have the same discovery rights afforded litigants under California Code of Civil Procedure Section 1283.

          NOTICE: BY INITIALLING IN THE SPACE PROVIDED BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE A DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW AND EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS SECTION 26 YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION HEREIN. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

          WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION TO NEUTRAL ARBITRATION.

Purchaser's Initials   _______   ________   ________   ________

Seller's Initials   _______   ________

     27. ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recovery reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          Attorneys' fees incurred by any party to this Agreement in enforcing any judgment on any action brought to resolve any controversy arising under this Agreement, to enforce any of its terms or for the breach of this Agreement shall be recoverable by the prevailing party. Such a right to postjudgment attorneys' fees shall be separate and distinct from the rights to recovery attorneys' fees pursuant to the above paragraph. The provisions of this paragraph should be severable from all other provisions. This Agreement, shall survive any judgment and shall not be deemed merged into any judgment.

     28. RECITALS. The Recitals set forth in the introductory paragraphs of this Agreement form an integral part of this Agreement and are incorporated herein.

     29. EXHIBITS. All exhibits referred to herein are attached to this Agreement, incorporated herein by this reference and made a part hereof.

     30. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom the notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

          Seller:             Big O Retail Enterprises, Inc.
                              11755 E. Peakview Avenue
                              Englewood, CO 80111
                              Attn: Chief Financial Officer

          Purchaser:          C.S.B. Partnership
                              27131 Calle Arroyo, Suite 1703
                              San Juan Capistrano, CA  92675
                              Attention:  Christopher R. Phillips

          WITH COPY TO:       Richard P. Waxman, Esq.
                              Wendel, Rosen, Black & Dean
                              1111 Broadway, 24th Floor
                              Oakland, CA  94607

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the other. Any party may give any notice or other communications hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex or ordinary mail or electronic mail, but not such notice of communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

     31. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the laws of the State of California as applied to contracts that are executed and performed entirely in California.

     32. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

     33. COUNTERPARTS. This Agreement may be executed simultaneously or in one (1) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) in the same instrument.

      IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year reflected below, to be effective October 1, 1994.

                              SELLER:

Date: 8/11/95                 BIG O RETAIL ENTERPRISES, INC.
                              a Colorado corporation, as joint
                              venturer

                             By: /s/ John B. Adams
                             Its:

                             PURCHASER:

                             C.S.B. PARTNERSHIP, a California
                             General Partnership, as joint
                             venturer

Date: ___________________    BY: C.E.P. Developments, Inc., a
                                 California corporation as
                                 General Partner: Federal Tax
                                 I.D. No. 33-0255435


                             BY: /s/ Christopher R. Phillips
                                 Christopher R. Phillips
                             Its:President

                             BY: Someday, Inc., a California
Date: 8-11-95                    corporation as General Partner:
                                 Federal Tax I.D. No. 68-0127269


                             BY: /s/ Ronald D. Asher
                                 Ronald D. Asher
                             Its:President

Date: 8-24-95                BY: J.M.C., Inc., a California
                                 corporation as General Partner:
                                 Federal Tax I.D. No. 33-0366139


                             BY: /s/ John Connelly
                                 John Connelly
                             Its:President

Date: 8-19-95                BY: FOUR KYLES, INC., a California
                                 corporation as General Partner
                                 Federal Tax I.D. No. 68-0193761


                             BY: /s/ Virgil Kyle Kyle
                                 Virgil Kyle Kyle
                             Its:President

                        EXHIBIT A

                JOINT VENTURE BIG O STORES

LOCATION
--------
27812 ALISO CREEK ROAD
ALISO VIEJO, CA 92656

399 BROADWAY
CHULA VISTA, CA 91910

1002 WEST 6TH STREET
CORONA, CA 91720

844 N. JOHNSON AVENUE
EL CAJON, CA 92020

20742 LAKE FOREST ROAD
LAKE FOREST, CA 92630

499 COLLEGE BOULEVARD
OCEANSIDE, CA 92056

40525 WINCHESTER ROAD
TEMECULA, CA 92590

                            EXHIBIT B

               JOINT VENTURE BIG O STORES FRANCHISES

LOCATION                FRANCHISE       DATE OF
                        AGREEMENT #     FRANCHISE AGREEMENT
-----------             -----------     -------------------

27812 ALISO CREEK ROAD    91064         06/01/92
ALISO VIEJO, CA 92656

399 BROADWAY              94021         08/01/94
CHULA VISTA, CA 91910

1002 WEST 6TH STREET      91058         04/01/92
CORONA, CA 91720

844 N. JOHNSON AVENUE     91084         10/01/92
EL CAJON, CA 92020

20742 LAKE FOREST ROAD    91042         12/04/91
LAKE FOREST, CA 92630

499 COLLEGE BOULEVARD     91043         12/26/91
OCEANSIDE, CA 92056

40525 WINCHESTER ROAD     94010         04/01/94
TEMECULA, CA 92590

                        EXHIBIT C

              BALANCE SHEET AS OF SEPTEMBER 30, 1994

                            EXHIBIT D

             REQUIRED CONSENTS, APPROVALS AND WAIVERS

                            EXHIBIT E

                          PROMISSORY NOTE

                          PROMISSORY NOTE

$550,000.00                              Englewood, Colorado
                               Date:  as of  October 1, 1994

FOR VALUE RECEIVED, the undersigned ("Maker"), jointly, severally and unconditionally promises to pay to the order of BIG O RETAIL ENTERPRISES, INC., a Colorado corporation, or BIG O TIRES, INC., a Nevada corporation, jointly and severally, their successors or assigns ("Holder") the sum of Five Hundred Fifty Thousand and 00/100 Dollars ($550,000.00), and all subsequent advances made, with interest thereon, commencing April 1, 1995, at an annual rate equal to the "Corporate Base Rate" charged by the primary commercial lender of Big O Tires, Inc. (currently First National Bank of Chicago, but which may change from time to time), plus two percent (2%), adjusted on the day of the Corporate Base Rate changes, on the entire unpaid balance until paid in full. Principal and interest shall be due and payable in lawful currency of the United States of America on the first day of each month, commencing the first day of August, 1995, by Automatic Clearing House debits to Maker's checking account number:
____________________, at _____________________________________
(Checking Account #)      (Name of Bank and ABA Number)

______________________________________________________________
                        (Address of Bank)

or at the election of Holder, at the offices of Big O Tires, Inc., 11755 East Peakview Avenue, Englewood, Colorado 80111, or at such other place as the Holder hereof may designate from time to time in writing, in the following manner:

(i)  interest only shall accrue from April 1, 1995 through October 31, 1995;

(ii) commencing November 1, 1995, the principal balance hereof, which shall include the accrued and unpaid interest as provided in (I), above, shall be paid monthly based upon an amortization over 240 months with the interest provided herein, with such monthly payments commencing December 1, 1995 and continuing on the first day of each and every month thereafter, AND IF NOT SOONER PAID, ONE FINAL "BALLOON" PAYMENT OF ALL UNPAID PRINCIPAL AND ALL ACCRUED AND UNPAID INTEREST ON DECEMBER 31, 2002.

Notwithstanding the foregoing, Maker hereby agrees to make minimum annual mandatory prepayments on the principal hereof of $50,000.00, each (or so much thereof as will be equal to the remaining unpaid principal balance and all accrued and unpaid interest hereunder), on or before December 1 of the years 1996 through 2001. In addition, Maker hereby agrees to additional annual mandatory prepayments in the event of the sale of each of its Big O Tires retail stores, equal to 75% of the net proceeds or 30% of the gross proceeds of each such sale (the determination of "net proceeds" and "gross proceeds" shall be in accordance with GAAP consistently applied), whichever is higher (or an amount equal to the remaining unpaid principal balance and all accrued and unpaid interest hereunder) (which prepayments can be applied to fund each or all of the minimum annual mandatory $50,000.00 prepayments); provided, however, that the maximum of all such minimum annual prepayments in any calendar year, at the election of Maker, shall be limited to $100,000.00; provided, however, and in connection with Maker's intention to refinance a portion of its debt obligations, which refinancing includes this Note, any such minimum annual mandatory prepayments which are derived from the sale of any of Maker's Big O Tires retail stores shall be applied against such refinanced loan arrangement. Maker shall notify Holder at least two (2) business days prior to making such mandatory prepayments, whether by mail, Automatic Clearing House debit or by wire transfer of funds.

An amortization schedule, based on the current Corporate Base Rate, plus two percent (2%) per annum, attached hereto as SCHEDULE 1, is for reference purposes only and is subject to change, as provided hereunder. Such amortization schedule shall be amended, as necessary, to reflect any change in the interest rate to be charged against the unpaid principal.

All payments received hereunder shall be first applied to the payment of interest due hereunder, then to the payment of any other sums payable hereunder, if any, and finally to the unpaid principal balance then remaining unpaid. The principal balance, accrued and unpaid interest and any other sums payable hereunder, may be prepaid in whole or in part at any time and from time to time upon two (2) business days notice, without premium or penalty, provided the accrued and unpaid interest on such prepaid principal amount is also paid. All prepayments, whether mandatory or otherwise, shall be applied to each next maturing annual mandatory prepayment until all such annual mandatory prepayments have been satisfied and, thereafter, shall be applied to the then-existing principal balance in which event a new amortization schedule shall be prepared reflecting the reduction in principal.

As further incentive to Maker to make prepayments on the principal of this Note, Holder hereby agrees to principal reduction(s) ("Principal Reduction(s)") in the following manner:

In the event the unpaid principal     Holder hereby agrees to the
balance of this Note has been paid    following Principal
down to within one of the following   Reduction(s) of:
ranges at December 31, 1995:


$400,000.00 to $300,000.01                           $5,000.00

$300,000.00 to $250,000.01                          $10,000.00

$250,000.00 or less                   $10,000.00 plus an amount
                                      equal to a one percent (1%)
                                      reduction in the interest
                                      rate for the nine (9) month
                                      period, April 1, 1995
                                      through December 31, 1995.

In the event the principal amount of this note is not paid down to $250,000.00 or less by December 31, 1995, but is paid down to $250,000.00 or less by December 31, 1996, Holder hereby agrees to a Principal Reduction equal to $15,000.00, less the amount of Principal Reduction(s) granted at January 1, 1995, if any, as determined by the immediately preceding paragraph.

For 1995 only, all interest accrued and/or paid under this Note for the period April 1, 1995 though December 31, 1995, less any interest rebates provided under the Principal Reduction(s), will also be applied as a Principal Reduction on January 1, 1996; PROVIDED ALL of the following criteria (which shall be determined an a cumulative basis, as provided below) are achieved by all of the Big O Tires retail stores owned by C.S.B. Partnership (including the Big O Tires retail stores owned by the Big O/C.S.B. Joint Venture which is in the process of winding up and being dissolved) and all of the Big O Tires retail stores owned by the Big O/S.A.N.D.S. Joint Venture, during the period July 1, 1995 through December 31, 1995 (the "Performance Period") (as to any such Big O Tires retail stores sold during the Performance Period, criteria for that store for the month in which the actual conveyance of such store occurs and for the months thereafter shall be excluded from this requirement and prorated for the months that such store was subject to these requirements):

1. Sales of Big O Tires brand products shall constitute sixty-five percent (65%) of all new tire sales by all of such Big O Tires retail stores during the Performance Period; and

2. The average per store purchases of total tire products by such Big O Tires retail stores during the Performance Period shall meet or exceed 1,830 units; and

3. The dollar volume of all purchases from Big O Tires, Inc. (except used tires) during the Performance Period, shall equal or exceed thirty-five percent (35%) of the retail sales volume of all such Big O Tires retail store sales during this Performance Period; and

4. Maker shall provide Holder monthly reports during the Performance Period reflecting compliance (or the lack thereof) with the above criteria, which reports are due by the 15th of the following month (or the next business day should the 15th of the month fall on a weekend or holiday).

Notwithstanding the foregoing, each and every Principal Reduction provided for in this Note shall only be credited by the Holder of this Note on January 1 of the years 1996 and 1997, upon meeting such criteria; provided all trade payables to all vendors including, without limitation, Big O Tires, Inc. and its subsidiaries and affiliates are current in accordance with each vendors payment terms and all of Makers obligations under promissory notes, leases, franchise agreements, local advertising groups, local accounting groups and any other obligations to Big O Tires, Inc., its subsidiaries and affiliates, are not, subject to any applicable cure period, in default.

Time is of the essence hereof. In the event of a default in the payment of any amount when due hereunder, and Maker fails to make such payment within ten (10) business days of the date it receives notice of such nonpayment from Holder, the entire unpaid principal balance hereunder, including any subsequent advances made hereunder by Holder, together with any accrued and unpaid interest may, at the option of Holder, be declared immediately due and payable and such accelerated amounts shall bear interest at the lesser of 12% per annum or the highest rate then allowed by law, from the date of default until paid in full.

Maker, endorser(s) or any other person(s) liable hereunder waive delinquency in collection, demand for payment, presentment for payment, protest, notice of protest, notice of dishonor and all duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for payment of this Note or to proceed against any collateral before otherwise enforcing this Note. This Note shall be the joint and several obligation of Maker, endorser(s) or any other person(s) liable hereunder and shall be binding upon them, their personal representatives, heirs, successors and assigns. Furthermore, Maker, endorser(s) or any other person(s) liable hereunder expressly agree that this Note and any payment hereunder may be extended, by Holder, from time to time without in any way affecting the liability of the Maker, endorser(s) or any other person(s) liable hereunder.

Maker, endorser(s) or any other person(s) liable hereunder, jointly, severally and unconditionally guarantee prompt payment when due, whether by acceleration or otherwise, of the entire outstanding principal balance, all amounts of any subsequent advances made by Holder hereunder and all accrued and unpaid interest hereunder and further agrees to immediately pay to Holder upon demand, all losses, costs and expenses (including attorneys' fees) incurred by Holder in collection and enforcement of this Note in the event of default or otherwise.

Each Maker executing this Note represents and warrants that this Note is binding upon the undersigned Maker in accordance with its terms, except to the extent that enforcement of remedies may be limited by applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally. Such undersigned Maker represents and warrants that the indebtedness evidenced by this Note was incurred for business and commercial purposes and not for personal, family, household or agricultural purposes.

If any interest rate, fee or cost provided for herein or in the other loan documents shall exceed that which is allowed pursuant to any applicable statute or law, such amount shall be deemed by the parties hereto to be modified so as to conform to and equal the maximum amount allowed by such statute or law. All sums paid hereunder in excess of those lawfully collectible as interest, fees or costs shall, without further agreement or notice between or by any party hereto, be applied toward reduction of the principal hereof with the same force and effect as though such extra sums were specifically designated to be so applied to principal and Holder had agreed to accept such extra payment as a premium-free prepayment, or if there is then no outstanding principal indebtedness owed to Holder by Makers hereunder, or if such outstanding principal indebtedness is less than the amount to be applied as a reduction, such excess shall be refunded by Holder to Makers.

In the event it should become necessary for Holder to employ counsel for advice regarding any default under this Note and any of the other loan documents, or to respond, intervene or otherwise become involved in any suit or proceeding relating to this Note and/or the other loan documents, or to collect payment on or enforce the obligations of this Note and/or under any of the other loan documents, or to protect or foreclose on any of the collateral subject to the security interest and liens given in connection herewith, Maker agrees to pay upon demand reasonable attorneys' fees incurred by Holder for services of such counsel, whether or not suit is brought, plus costs incurred in connection therewith, including interest thereon at the default interest rate.

Payment and performance of all obligations under this note are secured by security interests granted by Maker to Holder in the inventory, accounts receivables, machinery, equipment, furniture and intangibles of Maker's Big O Tires retail stores and of the Big O Tires retail stores owned and operated by the Big O/C.S.B. and Big O/S.A.N.D.S. Joint Ventures.

Each individual executing this Note represents and warrants that he or she is duly authorized to execute and deliver this Note on behalf of the person or entity for which he or she is so executing and that this Note is binding upon the undersigned Makers in accordance with its terms, except to the extent that enforcement of remedies is limited by applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally.

The terms and provisions of this Note shall be construed and governed by the laws of the State of California.

                             MAKER:

                             Big O/C.S.B. Joint Venture,
                             a California joint venture

DATE: 8-11-95                C.S.B. PARTNERSHIP,
                             a California General Partnership,
                             as managing joint venturer

DATE:____________            BY:  C.E.P. Developments, Inc.,
                                  a California corporation
                                  as General Partner

                             BY: /s/ Christopher R. Phillips
                             TITLE: President

DATE:____________            BY:  Someday, Inc.,
                                  a California corporation
                                  as General Partner

                             BY:/s/ Ronald D. Asher
                             TITLE: President

DATE:8-24-95                 BY:  J.M.C., Inc.,
                                  a California corporation
                                  as General Partner

                             BY: /s/ John Connelly
                             TITLE: President

DATE: 8-22-95                BY:  FOUR KYLES, INC.,
                                  a California corporation
                                  as General Partner

                             BY:/s/ Virgil Kyle Kyle, III
                             TITLE: President


                         COMAKERS:

Date: ____________       /s/ Christopher R. Phillips
                         Christopher R. Phillips, Individually

Date: 8-23-95            /s/ Emiko J. Phillips
                         Emiko J. Phillips, Individually

Date: ____________       /s/ Ronald D. Asher
                         Ronald D. Asher, Individually

Date: ____________       /s/ Andria L. Asher
                         Andria L. Asher, Individually

Date: 8-27-95            /s/ Virgil Kyle Kyle, III
                         Virgil Kyle Kyle, III, Individually

Date: 8-22-95            /s/ Diane Kyle
                         Diane Kyle, Individually

Date: 8-24-95            /s/ John L. Connelly
                         John L. Connelly, Individually

Date: 8-24-95            /s/ Monika Connelly
                         Monika Connelly, Individually

                       AUTHORIZATION AGREEMENT
                   FOR PREAUTHORIZED PAYMENT SERVICE

AGREEMENT:

I (or We if there are joint owners of the account referenced later in this agreement) authorize and request the company named below, now referred to as the Company, to obtain payment for amounts I (we) owe to the Company as these amounts become due by initiating a payment entry to my (our) account. The account number, name of financial institution, payment amount, and date on or immediately after which payment should be deducted from the account are identified below. In addition, I (we) authorize and request the financial institution, now referred to as the Bank, to accept the payment entries presented to the Bank and to deduct them from my (our) account without responsibility for the correctness of these payments.

I (we) understand that this agreement can be terminated at any time as long as I
(we) have given either the Company or the Bank written notification. This written notification to either the Company or Bank shall be effective for only those payments to be issued by the Company or received by the Bank after they either or both receive notification and have sufficient and reasonable opportunity to act upon it.

I (we) understand that I (we) have all the rights shown below as these rights relate to all payment entries initiated by the Company and to which this agreement pertains.

I (we) understand that all payment entries initiated by the Company and covered under this agreement are subject to the following:

If the amount of the initial payment entry initiated by the Company differs from the amount of the previous entry initiated under this agreement, the Company will send me (us) a written notification of this change in not less than ten
(10) calendar days before this payment amount will be deducted from the account.

In addition, if the Company makes any change in the date of the billing cycle on which payment is to be deducted from the account, the Company will send me (us) a written verification of the new date on or after which payment entries will be deducted from the account. This provision does not apply if my (our) authorization agreement is in effect for a single payment entry to the account or if I (we) have agreed that payment entries representing my (our) indebtedness may be deducted from the account after such indebtedness has been incurred.

I (we) may, by notice to the Bank, stop payment of any payment entry initiated or to be initiated by the Company to the account under this agreement. Notice of such stop payment must be received by the Bank in such a time and manner that will allow the Bank a reasonable time to act on it and if my (our) notice is oral, it will be binding on the Bank for only fourteen (14) calendar days unless I (we) confirm it in writing within this period.

If a payment entry is erroneously initiated by the Company to the account, I
(we) will have the right to have the amount of this entry added back to the account by the Bank if I (we) send or deliver a written notice to the Bank within fifteen (15) calendar days following the date on which the Bank sent or made available to me (us) a statement of account or notification pertaining to the erroneous payment entry. My (our) written notice will identify the payment entry, state that the payment entry was in error and request the Bank to add the amount of the payment entry to the account balance.

                       COMPANY INFORMATION

Company Name:  BIG O TIRES, INC.  Customer Account No. _____

Payment Date:  Payment Frequency:  MONTHLY   Payment Amount:VARIABLE DUE TO
VARIABLE INTEREST AND PRINCIPAL PAYMENTS, AS PROVIDED IN THE PROMISSORY NOTE.

                YOUR BANK ACCOUNT INFORMATION

Bank Name:  ___________________________________________

Bank Address:  _________________________________________


    Please attach a voided check and we will complete this information for you

Transit Routing Number: ________________________
Checking Account Number: _______________________

Your Name(s) ______________________    _________________________
                (Please Print)                (Please Print)

Signature(s) ______________________    __________________________

Date Signed _______________________

                             EXHIBIT F

                        SECURITY AGREEMENT

                       SECURITY AGREEMENT
               INVENTORY AND ACCOUNTS RECEIVABLE
                    EQUIPMENT AND FIXTURES
                         INTANGIBLES


1.  DEBTOR.         C.S.B. Partnership,
                    a California general partnership
                    Federal Tax I.D.# 33-0235374
                         C.E.P. Developments, Inc.,
                         a California corporation, as general partner
                         Someday, Inc.,
                         a California corporation, as general partner
                         Four Kyles, Inc.,
                         a California corporation, as general partner
                         J.M.C., Inc.,
                         a California corporation, as general partner

               Individuals:  Christopher R. Phillips, Emiko J. Phillips, Ronald
D. Asher, Andria Asher, Virgil Kyle Kyle, III, Diane Kyle, John Lawrence Connely, and Monika Connely and (his) (her) (its) (their) successors, assigns, heirs and personal representatives

                    27131 Calle Arroyo
                    San Juan Capistrano, California  92675
                    Telephone #:  (714) 443-4155


     DEBTOR'S BUSINESS. Those certain Big O franchise outlets located at:

 27812 Aliso Creek Rd., Bldg #D    399 Broadway
 Aliso Viejo, California  92656    Chula Vista, California 91910

 1002 West 6th Street              844 North Johnson Avenue
 Corona, California  91720         El Cajon, California  92020

 20742 Lake Forest Road            499 College Boulevard
 Lake Forest, California 92630     Oceanside, California  92056

 40525 Winchester Road
 Temecula, California  92591

2. SECURED PARTY.  [X]  BIG O TIRES, INC.,     [ ] BIG O TIRE OF IDAHO, INC.,
                    a Nevada corporation          an Idaho corporation
                    and its subsidiaries,         and its subsidiaries
                    successors and assigns.       successors and assigns.

               11755 East Peakview Avenue         3511 South T.K. Avenue
               Englewood, Colorado 80111          Boise, Idaho  83705
               Telephone #:  (303) 790-2800       Telephone #:  (208) 345-4074
               Telecopier #:  (303) 790-0225      Telecopier #:  (208) 342-4113


3     COLLATERAL.

     3.1.     Inventory and Accounts Receivable.

          a. All inventory (meaning stock-in-trade and merchandise) of Debtor in Debtor's Business now owned or hereafter acquired, including but not limited to, all tires, wheels, shocks, brake parts and front end parts, together with their products, if any, and all additions, accessions and replacements thereto;

          b. All accounts and contract rights of debtor, now existing or hereafter created.

          c. All interest of Debtor now existing or hereafter arising, in goods the sale or lease of which gave rise to any accounts;

          d. All chattel paper, documents and instruments now existing or hereafter created, relating to any such accounts;

          e. Any other property, rights or interests of Debtor which shall at any time come into the possession, custody or control of Secured Party for any purpose and in any manner; and

          f. All proceeds (including insurance proceeds) from any of the above-mentioned property.

     3.2. EQUIPMENT AND FIXTURES. All machinery, equipment, furniture, fixtures, fixed assets, tools, dies, blueprints, catalogues, books, records, machine parts, vehicles and leasehold improvements of every kind and nature, now or hereafter acquired by Debtor in Debtor's Business, and all improvements, attachments, additions, accessions and replacements thereto and all proceeds (including insurance proceeds) and products therefrom.

     3.3 INTANGIBLES. All leasehold interests, business name, telephone numbers and listings, contract rights, franchise rights and all of the trade, goodwill, going concern value and any other intangible assets of Debtor in Debtor's Business, now or hereafter created.

4. LOCATION OF COLLATERAL. The Collateral shall at all times be kept and maintained at Debtor's Business. Debtor shall notify Secured Party, in writing, at least ten (10) days in advance of Debtor's intention to move the Collateral to a different location.

5. PRIMARY USE OF COLLATERAL. The primary use of the Collateral is for business purposes and not for personal, family or household purposes or farming operations.

6.     OBLIGATIONS OF DEBTOR.

     6.1.     Any and all obligations of Debtor to Secured Party under the [ ]
Loan Agreement     [ ] Purchase Agreement    [X] Franchise Agreements between
Debtor, as Franchisee, and Big O Tires, Inc., as Franchisor (the "Franchise Agreements") agreement numbers 91064, 91058, 91084, 91042, 91043, 94010 and
94021, [ ] the Promissory Note dated as of October 1, 1994, any and all other loan documents and all other agreements and instruments executed by Debtor and delivered to Secured Party in consummating all transactions contemplated in said agreement(s) and/or promissory note(s);

     6.2. All obligations of Debtor to Secured Party or its affiliates, including, but not limited to, all franchise fees, royalty fees, advertising fees, accounting fees and other related fees, owed to Secured Party by Debtor.

     6.3. All amounts due and payable under all invoices and billings evidencing purchases from Secured Party of certain inventory and other personal property including, without limitation, tires, car care products and related automotive goods, accessories and equipment;

     6.4. All promissory notes which Debtor shall make in favor of Secured Party from time to time pursuant to any Franchise Agreements, any credit agreements or any other agreement or arrangement;

     6.5. All payments (including proceeds) due Secured Party for all inventory and other personal property including, without limitation, tires, wheels, car care products and related automotive goods, accessories and equipment held by Debtor under any Consignment and Warehouse Agreement between Debtor and Secured Party.

     6.6. Future advances made by Secured Party to Debtor, plus any interest thereon;

     6.7. All expenditures of any kind or nature made by Secured Party to preserve the Collateral, including, but not limited to, all amounts paid to discharge taxes, liens, security interests and any other encumbrances against the Collateral, and to repair any damage to the Collateral or otherwise preserve or maintain the Collateral and all insurance coverages thereon; and

     6.8. All expenditures made or incurred by Secured Party pursuant to the provisions of any loan agreements, other loan documents, Franchise Agreements, consignment and warehouse agreements, joint venture agreements, credit agreements, promissory notes and this Agreement, and all other obligations of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, whether now existing or hereafter arising, including, but not limited to, interest due to Secured Party hereunder or thereunder, and attorneys' fees and costs incurred by Secured Party to enforce any provision herein or therein.

7. SECURITY INTEREST. To secure payment and performance of any and all of the Obligations, Debtor hereby transfers, conveys, grants and assigns to Secured Party a security interest in the Collateral and in all improvements, attachments, additions, accessions and replacements thereto and all proceeds and products therefrom. Unless the context otherwise indicates, the term "inventory" or "account" or "accounts" or "equipment" or "fixtures" in this Agreement refers to that part of the Collateral consisting of such property. Inventory shall include goods of Debtor in the hands of manufacturers or suppliers or in the process of delivery to Debtor or any representative of Debtor. Debtor warrants and represents that Debtor has, or forthwith will acquire, title to the Collateral free and clear of all liens, security interests, encumbrances and/or leases (except security interests, liens, encumbrances and/or leases, if any, set forth in EXHIBIT A, attached hereto and incorporated herein) and that Debtor has the right to transfer, grant, convey and assign this security interest.

8. WARRANTIES AND REPRESENTATIONS OF DEBTOR. Debtor warrants and represents to Secured Party the following:

     8.1. Except for the security interest created by this Agreement and any security interests liens, encumbrances and/or leases, if any, set forth on EXHIBIT A, attached hereto and incorporated herein by reference, Debtor is the owner of all of the Collateral, or will be at the time such Collateral is created or acquired, free and clear of all liens, security interests encumbrances and/or leases.

     8.2. The transfer, conveyance, grant and assignment of the security interest hereunder is valid and enforceable in accordance with its terms and represents a legally binding obligation of debtor and constitutes a security interest in the Collateral in favor of Secured Party.

     8.3. Debtor agrees to warrant and defend Secured Party's right, title, security interest in and assignment of Collateral and/or any cash or property distributed thereunder.

     8.4. Debtor has no undisclosed knowledge of any circumstances or conditions with respect to the Collateral that could reasonably be expected to adversely affect the value or marketability of such Collateral.

     8.5. Except as otherwise indicated by Debtor to Secured Party in writing, at the time each account becomes subject to the security interest granted in this Agreement:

          a. Debtor will be the owner of the account, with the absolute right to transfer any interest therein, and

          b. The account will be a valid obligation of the account of Debtor, enforceable in accordance with its terms and, to the best of Debtor's knowledge and belief, free and clear of all liens, security interests, restrictions, setoffs, adverse claims, assignments, defaults, prepayments, defenses and conditions precedent other than the security interest created by this Agreement and those set forth on EXHIBIT A, if any.

     8.6. The unpaid amount and all other information shown as to the account in Debtor's books and on any schedule, certificate or report at any time given by Debtor to Secured Party is and will be true and correct as of the date indicated.

     8.7. All chattel paper, documents and instruments which are part of the Collateral are valid and genuine and comply with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be.

     8.8. No debtor or creditor of Debtor has any defense, setoff, claim or counterclaim against Debtor which can be asserted against Secured Party, whether in any proceeding to enforce Secured Party's rights in the Collateral or otherwise.

     8.9. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement and those set forth on EXHIBIT A, if any.

     8.10. If Debtor is a corporation, its certificate or articles of incorporation and bylaws do not now and will not in the future prohibit any term or condition of this Agreement and all proper corporate authorities have been obtained to permit Debtor to enter in this Agreement.

     8.11. The execution and delivery of this Agreement will not violate any agreement to which Debtor is a party or to the best of Debtor's knowledge, will not violate any law governing Debtor.

     8.12. All information and statements with respect to Debtor on the front page of this Agreement are true and correct.

9. COVENANTS OF DEBTOR. Unless and until Secured Party consents in writing to another course of action, Debtor covenants and agrees to the following:

     9.1. Debtor will timely and promptly pay and remit to Secured Party all monies due Secured Party pursuant to the terms and conditions of the Obligations and after an event of default as set forth in SECTION 10 hereof, to account fully and faithfully for and promptly pay or turn over to Secured Party the proceeds in whatever form received in disposition in any manner of Collateral.

     9.2.     Debtor will keep the Collateral at the location specified in
SECTION 4.

     9.3. Debtor will not sell, assign, transfer, pledge, lease, abandon or otherwise dispose of any of the Collateral or any interest therein except that the inventory may be sold in the ordinary course of business.

     9.4. Debtor will keep the Collateral in good condition and free of liens, security interests encumbrances and/or leases (other than the security interest created by this Agreement and those set forth on EXHIBIT A, if any); will promptly notify Secured Party of any event of default, as defined in
SECTION 10; will not use the Collateral for hire or in violation of any applicable statute, ordinance or insurance policy; will defend the Collateral against the claims and demands of all persons; and will pay promptly all taxes and assessments with respect to the Collateral; and will not permit the Collateral to become part of or to be affixed to any real or personal property without first making arrangements satisfactory to Secured Party to protect Secured Party's interest. Secured Party may inspect the Collateral at any time, wherever located.

     9.5. Debtor will keep the Collateral insured with companies acceptable to Secured Party against such casualties and in such amounts as Secured Party may require. If requested by Secured Party, all insurance policies will be written for the benefit of Debtor and Secured Party as their interests may appear, and will provide for 30 days' written notice to Secured Party prior to cancellation. Debtor shall notify Secured Party upon receipt of any draft or check received for any insurance claim and shall endorse over and deliver to Secured Party such draft or check unless otherwise provided in writing by Secured Party. Secured Party may act as attorney for Debtor in making, adjusting and settling claims under or canceling such insurance and endorsing Debtor's name on any drafts relating thereto. Secured Party may apply any proceeds of insurance toward payments of the obligations, whether or not due, in any order or priority.

     9.6. At its option in the event Debtor fails to timely perform any of the following, Secured Party may discharge taxes, liens, security interests and any other encumbrances against the Collateral and may pay for the repair of any damage to the Collateral, the maintenance and preservation thereof and insurance thereon. Debtor will reimburse Secured Party on demand for any payments so made, plus interest thereon at the rate specified in any applicable promissory note, or if none, 12% per annum, from the date of such payment. Any such payments by Secured Party will be deemed advances on behalf of the Debtor and will become a part of the Obligations, secured by the Collateral.

     9.7. At the request of Secured Party, Debtor will from time to time execute financing statements, and extensions and/or modifications thereof and other documents in form satisfactory to Secured Party (and pay the cost of filing or recording them in whatever public offices Secured Party deems reasonably necessary) and perform such other acts as Secured Party may reasonably request to perfect and maintain a valid security interest in the Collateral.

     9.8. Debtor will pay all expenses and reimburse Secured Party for any expenditures, including reasonable attorneys' fees and legal expenses, incurred in connection with Secured Party's exercise of any of its rights and remedies under this Agreement.
     9.9. Debtor will defend, at Debtor's own cost and expense, any action, proceeding or claim affecting the Collateral.

     9.10. The Debtor agrees that the security interest granted by Debtor to Secured Party shall remain in effect irrespective of the various payments required by the obligation so long as there are any Obligations of any kind, including Obligations under guarantees or assignments, owed by Debtor to Secured Party; provided, however, that upon any assignment of this Agreement by Secured Party, that the assignee shall thereafter be deemed, for the purpose of this paragraph, the Secured Party under this Agreement.

     9.11.     Debtor will:

          a. Keep separate, accurate and complete books and records pertaining to the Collateral at the office of Debtor at the address set forth above; and provide Secured Party with such books and records or such other information concerning the Collateral pursuant to the terms and conditions of this Security Agreement, the Franchise Agreement(s) as Secured Party may reasonably request from time to time;

          b. Permit representatives of Secured Party, at reasonable times, to inspect the Collateral and to inspect and make abstracts or copies from Debtor's books and records pertaining to the Collateral or proceeds; conduct a complete inventory of the Collateral and its proceeds and Debtor shall assist Secured Party in whatever way necessary to conduct any such inventory or make any such inspection;

          c. Prepare and supply to the Secured Party, if Secured Party shall at its option so request, a complete list of the Collateral on a monthly basis, which shall be as complete and accurate as is commercially practicable;

          d. Prepare, or cause to be prepared and deliver to Secured Party all schedules of accounts, financial statements, invoices, shipping and receiving records, aging and reconciliation reports and such other reports and data reasonably requested by Secured Party, at such times and in such form as may be satisfactory to Secured Party.

     9.12. At Secured Party's request, Debtor will mark or stamp each of its individual ledger sheets or cards pertaining to any of the Collateral with the legend "For value received, this account has been assigned to Secured Party or its assignees" and will stamp or otherwise mark and keep its books and records relating to the Collateral in such manner as Secured Party may deem advisable.

     9.13. Debtor will give such written notice to account debtors as Secured Party may at any time request. Secured Party may at any time, whether or not a default exists under this Agreement (but, in the event Debtor is not in default, so notify the account debtor):

          a. Notify any account debtor of Secured Party's interest in the Collateral;

          b. Request information as to the Collateral from any account debtor; and

          c. Notify any account debtor to make all payments with respect to the Collateral directly to Secured Party or in any other manner directed by Secured Party.

     9.14 Debtor shall, at all times, maintain the following physical and accounting controls over the Collateral:

          a. Complete inventory records of the Collateral shall be maintained in accordance with generally accepted accounting principles by the Debtor;

          b. Financial statements and records shall be maintained by Debtor in accordance with the terms and conditions of that certain Franchise Agreement(s) as then currently in effect and which shall include Debtor's obligations to maintain such statements and records pursuant to a management system acceptable to the Secured Party or Franchisor;

          c. A physical inventory shall be conducted once every three months by the Secured Party's area support personnel at its option. This physical inventory shall be reconciled with the perpetual records of the Debtor and shall be compared with the original Collateral of the Debtor in terms of units and dollars; and

          d. Debtor shall at all times meet and maintain the responsibilities imposed upon it by any Franchise Agreement(s), including its obligation to maintain working capital and a net worth which is sufficient, in Secured Party's opinion as the Franchisor, to enable Debtor as Franchisee to fulfill its Obligations hereunder and as Franchisee thereunder.

     9.15. The Debtor shall maintain such Collateral pursuant to the terms of any Franchise Dealer Agreement(s) and as may from time to time be required by Secured Party.

     9.16. Upon the good faith belief by Secured Party that the Obligations are or have become inadequately or under secured by the then existing Collateral, Debtor shall either provide to Secured Party such additional collateral of such value and kind as shall be acceptable to Secured Party, or shall reduce the amount of the Obligations to any amount acceptable to Secured Party based on the value of the then existing Collateral, or both.

10. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default under this Agreement:

     10.1.     Failure to pay any of the Obligations when due;

     10.2. Failure to perform or observe any other covenant (after the applicable cure period has expired) contained in this Agreement and any loan agreements, or other loan documents, credit agreement(s), Franchise Agreement(s), joint venture agreement(s), consignment and warehouse agreement(s), if applicable, or any other documents or instruments evidencing any obligation of Debtor to Secured Party, whether now or hereafter in existence;

     10.3. Any warranty, representation or statement of Debtor in this Agreement, or any other agreement, document or instrument, or otherwise made or furnished to Secured Party by or on behalf of Debtor, proves to have been false in any material respect when made or furnished;

     10.4. Any uninsured loss, theft, damage, destruction, sale, liens or encumbrance to, or of, any of the Collateral (except as specifically allowed herein), or any levy, seizure or attachment thereof or thereon;

     10.5. Death of any individual who is a Debtor under this Agreement (unless a co-owner or new owner of the Debtor's Business is approved by Secured Party); dissolution or termination of existence of Debtor without Secured Party's consent; insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against, Debtor or any guarantor or surety of Debtor of any of the Obligations.

     10.6. The Collateral, or any part thereof, or interest therein, is sold, conveyed or is otherwise transferred outside the normal and ordinary course of business, or is pledged, mortgaged, leased, hypothecated or abandoned except as otherwise permitted herein;

     10.7. The sale or transfer of Debtor's interest in Debtor's Business or any part thereof, or interest therein, without the prior written consent of Secured Party; or if Debtor is a corporation, the sale or transfer of any of the issued and outstanding capital stock of Debtor or the issuance of additional capital stock that reduces the holdings in the issued and outstanding capital stock of Debtor, without the prior written consent of Secured Party; or if Debtor is a partnership, the sale or transfer of more than 25% of the partnership interests in Debtor without the prior written consent of Secured Party; or

     10.8. The good faith belief by Secured Party that the Obligations are inadequately or under secured or that the prospect of payment or performance of any of the Obligations is impaired.

11.     RIGHTS AND REMEDIES OF SECURED PARTY.

     11.1. Upon the occurrence of any event of default and at any time thereafter, Secured Party shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code as then in effect ("UCC"), regardless of whether the UCC applies to the secured transactions covered by this Agreement, including without limitation the right to accelerate the maturity of the Obligations, without notice or demand, and to take possession of the Collateral and any proceeds thereof wherever located. Debtor shall assemble the Collateral and make the Collateral and all records relating thereto available to Secured Party at a place to be designated by Secured Party that is reasonably convenient for both parties. If notice is required, Secured Party shall give to Debtor at least five (5) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made.

     11.2. During the time that Secured Party is in possession of the Collateral, and to the extent permitted by law, Secured Party shall have the right to hold, use, operate, manage and control all or any part of the Collateral; to make all such repairs, replacements, alterations, additions and improvements to the Collateral as it may deem proper; and to demand, collect and retain all earnings, proceeds from such use and all other costs, expenses, charges, damage or loss by reason of such use.

     11.3. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care. Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties nor to protect, preserve or maintain any security interest given to secure any of the Collateral.

     11.4. After an Event of Default as set forth in SECTION 10 hereof, Debtor hereby irrevocably appoints Secured Party as the attorney-in-fact of the Debtor, with full powers of substitution and at the cost and expense of Debtor, to reasonably exercise any of the following powers with respect to any of the accounts;

          a. Demand, sue for, collect and give receipts for any payments due thereon or by virtue thereof;

          b. Receive, take, endorse, assign and deliver chattel paper, documents, instruments and all other property taken or received by Secured Party in connection therewith;

          c. Settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

          d. Sell, transfer, assign or otherwise deal therein or therewith as fully and effectually as if Secured Party were the absolute owner thereof; and

          e. Extend the time of payment thereof and make allowances and other adjustments with reference thereof.

          In exercising any power herein granted, Secured Party may act in its name or the name of the Debtor. This power of attorney appointment, being coupled with an interest, shall be irrevocable.

     11.5. If Secured party in good faith believes that any state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, Secured Party may sell such Collateral privately or in any other manner deemed commercially reasonable by Secured Party at such price or prices as Secured Party determines in its sole discretion. Debtor recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by Secured Party may result in a lower sales price than if the sale were otherwise held.

     11.6. To the extent allowed by law, Debtor shall pay Secured Party all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral. Such proceeds may be applied to the Obligations in any order of priority.

     11.7. As a supplementary or additional remedy, Secured Party shall also be entitled, without notice or demand and to the extent permitted by law, to exercise or continue all of the rights granted to Secured Party above and/or to have a receiver appointed, upon ex-parte application, without notice to Debtor, to take charge of all or any part of the Collateral, exercising all of the rights granted to Secured Party above.

     11.8. Secured Party may recover from Debtor any deficiency between the amount due under any of the Obligations and the proceeds of such sale or disposal together with all costs and expenses, including, without limitation, reasonably attorneys' fees incurred or paid by Secured Party in exercising any right, power or remedy provided by this Security Agreement or by law.

     11.9. Notwithstanding that which is granted and provided herein, Secured Party shall be under no duty to exercise, or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party under this Agreement, and shall not be responsible for any failure to do so or delay in doing so.

12. COLLECTION OF ACCOUNTS. Until revocation of this authority, Debtor, as agent of Secured Party, and at the expense of Debtor:

     12.1. Shall use its best efforts to collect all amounts due and owing on the accounts, including the taking of such action to repossess goods, impose liens or enforce payment as Secured Party or Debtor may deem proper.

     12.2. Shall receive such goods as may be returned or rejected by or repossessed from account debtors, and, upon an event of default as set forth in
SECTION 10 hereof, hold such goods and the proceeds therefrom in trust for the account of Secured Party, separate and identified by suitable markings as Secured Party's property, without intermingling them with Debtor's property, and remit promptly any proceeds of sales or lease of such goods in the manner described in SECTION 13 below.

     12.3. May, in the ordinary course of business, grant to account debtors any rebate, refund or allowance to which they are entitled, and in connection therewith may accept the return of any goods, the sale or lease of which gave rise to the accounts.

13.     PAYMENT OF PROCEEDS TO SECURED PARTY.

     13.1. After an event of default as set forth in SECTION 10 hereof, Debtor shall receive all payments with respect to the Collateral in trust for Secured Party, without intermingling them with any other funds or property of Debtor and (until such authority is revoked or different instructions are given by Secured Party) shall immediately deliver them to Secured Party in the exact form received, bearing Debtor's full-recourse endorsement or assignment when necessary, for application on the Obligations in any order of priority determined by Secured Party. Debtor shall have the liability of a general endorser with respect to such payments and hereby waives presentment, notice of dishonor, protest, demand and all other notices with respect thereto, whether or not Debtor endorses the instruments or other evidences of payment and regardless of the form of payment or Debtor's endorsement or assignment thereon.

     13.2. After an event of default as set forth in SECTION 10 hereof, at the election of Secured Party, all payments described in the preceding SECTION
13.1 shall be deposited in a separate bank account maintained by Secured Party (the "Collateral Account"), from which Debtor shall have no right to withdraw funds. All instruments evidencing payment shall be deposited in the Collateral Account subject to final payment, and all deposits therein shall be held as security for the Obligations. From time to time in its discretion, Secured Party may (and if requested by Debtor shall, but not more often than once a week) apply all or any of the balance in the Collateral Account to payment of the Obligations in any order of priority determined by Secured Party. Additionally, Secured Party in its discretion may release all or any of the balance in the Collateral Account to Debtor.

14.     GENERAL.

     14.1. The terms "Debtor," "Debtor's Business," "Secured Party," "Collateral" and "Obligations" are defined in paragraphs 1, 2, 3 and 6. Where Debtor and the obliger on the Obligations are not the same, the term "Debtor" herein means the owner of the Collateral in any provision dealing with the Collateral, the obligor in any provision dealing with the Obligations, and both where the context so requires.

     14.2. No defaults shall be waived by Secured Party except in writing and no waiver of any payment or other right under this Agreement shall operate as a waiver of any other payment or right.

     14.3. Secured Party may assign or transfer its rights under this Agreement to any transferee. Debtor hereby agrees that; (a) on such assignment or other transfer, all rights, powers and remedies of Secured Party hereunder shall belong to and be exercisable by the transferee, and, on receipt of notice of such assignment or other transfer, Debtor will tender performance of Debtor's obligations hereunder, if requested, to such transferee rather than to Secured Party; (b) upon delivery of Secured Party's security interest in the Collateral to the transferee, Secured Party shall thereafter be fully discharged from all responsibility with respect to such Collateral; and (c) in any action brought by the transferee against Debtor to recover any sums under this Agreement or to recover possession of the Collateral, Debtor will not assert as a defense, counterclaim, set off, cross complaint, or otherwise, any claim, known or unknown, which Debtor now has or hereafter acquires against Secured Party.

     14.4. If there is more than one Debtor, all of the terms and conditions of this Agreement shall apply to each and any of them jointly and severally.

     14.5. Without affecting any Obligations of Debtor under this Agreement, Secured Party without notice or demand may renew, extend or otherwise change the terms and conditions of any of the Obligations; take or release any other collateral as security for any of the Obligations, and add or release any guarantor, endorser, surety or other party to any of the Obligations.

     14.6. Any notice, request, consent and demand which is required or given hereunder shall be in writing and shall be deemed effective and received
(a) upon personal delivery to the proper party, (b) on the day transmitted by telecopier, if on a business day, and if not transmitted on a business day, the first business day thereafter, to the proper party via the telecopier number stated on the first page hereof, (c) three (3) business days after deposit in the United States mail by registered or certified mail, postage prepaid, return receipt requested, addressed to the proper party at the address stated on the first page hereof, or (d) one (1) business day after deposit with an air express carrier, fare prepaid, addressed to the proper party at the address stated on the first page hereof. Each of the parties hereto may designate such other address and/or telecopier number as either of such parties may hereafter specify in writing to the other party.

     14.7. A carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.

     14.8. All of the rights of Secured Party under this Agreement shall be cumulative and shall inure to the benefit of its successors and assigns. All obligations of Debtor hereunder shall be binding upon the heirs, legal representatives, successors or assigns of Debtor.

     14.9. Any provision hereof contrary to, prohibited by, or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. Debtor acknowledges receipt of a true copy and waives acceptance hereof.

     14.10. This Agreement may be signed in one or more counterparts, each of which shall have the effect of an original, but all such counterparts shall be deemed one and the same agreement.

     14.11. This Agreement shall be construed under and governed by the laws of the state of California.

     14.12. This Agreement represents the entire agreement and understanding between Secured Party and Debtor and supersedes all prior agreements. Any modification or amendments to this Agreement shall be in writing and signed by the party to be charged.

DATED:  __________________

                         DEBTOR:

                         C.S.B. PARTNERSHIP,
                         a California general partnership
                         Federal Tax I.D. #33-0235374

                         By:  C.E.P. Developments, Inc.,
                              a California corporation,
                              as general partner
                              33791 Glocamora Lane
                              San Juan Capistrano, California  92675
                              Federal Tax I.D.# 33-0255435

                              By: /s/ Christopher R. Phillips
                                  Christopher R. Phillips, President

                         By:  Someday, Inc.,
                              a California corporation,
                              as general partner
                              729 Red Arrow Trail
                              Palm Desert, CA 92211
                              Federal Tax I.D.# 68-0127269

                              By: /s/ Ronald D. Asher
                                  Ronald D. Asher, President

                         By:  Four Kyles, Inc.,
                              a California corporation,
                              as general partner
                              35 Ticknor Place
                              Laguna Miguel, California  92677
                              Federal Tax I.D.# 68-0193761

                              By: /s/ Virgil Kyle Kyle
                                  Virgil Kyle Kyle, III, President

                         By:  J.M.C., Inc.,
                              a California corporation,
                              as general partner
                              845 Sunningdale Drive
                              Oceanside, California  92056
                              Federal Tax I.D.# 33-0366139

                              By: /s/ John Connelly
                                  John Connelly, President


/s/ Christopher R. Phillips            /s/ Emiko J. Phillips
Phillips, Christopher, Individually    Phillips, Emiko J., Individually
33791 Glocamora Drive                  33791 Glocamora Drive
San Juan Capistrano, California 92675  San Juan Capistrano, California  92675
S.S.# ###-##-####                      S.S.# ###-##-####


/s/ Ronald D. Asher                    /s/ Andria Asher
Asher, Ronald D., Individually         Asher, Andria, Individually
729 Red Arrow Trail                    729 Red Arrow Trail
Palm Desert, CA 92211                  Palm Desert, CA 92211
S.S.# ###-##-####                      S.S.# ###-##-####


/s/ Virgil Kyle Kyle, III              /s/ Diane Kyle
Kyle, Virgil Kyle, III, Individually   Kyle, Diane, Individually
35 Ticknor Place                       35 Ticknor Place
Laguna Miguel, California  92677       Laguna Miguel, California  92677
S.S.# ###-##-####                      S.S.# ###-##-####


/s/ John L. Connelly                   /s/ Monika Connelly
Connelly, John Lawrence, Individually  Connelly, Monika, Individually
845 Sunningdale Drive                  845 Sunningdale Drive
Oceanside, California  92056           Oceanside, California  92056
S.S.# ###-##-####                      S.S.# ###-##-####


                                   SECURED PARTY:

DATED: 8-11-95                     BIG O TIRES, INC.,
                                   a Nevada corporation

                                   BY: /s/ John B. Adams
                                       John B. Adams, Executive Vice President

                             EXHIBIT G

                              LETTER


     [Letterhead]


VIA CERTIFIED MAIL

[Name and address of creditor of the Joint Venture]
___________________
___________________

Re:     Notice of Dissolution of BIG O/C.S.B. JOINT VENTURE, a CALIFORNIA JOINT
VENTURE, AND APPOINTMENT OF LIQUIDATING JOINT VENTURER

Gentlemen:

     BIG O/C.S.B. JOINT VENTURE, a California Joint Venture (the "Joint Venture"), which Joint Venture has carried on its businesses at the locations set forth on the attached Schedule (the "Joint Venture Big O Stores") was dissolved by mutual consent of its joint venturers, C.S.B. Partnership, a California general partnership, and Big O Retail Enterprises, Inc., a Colorado corporation, effective October 1, 1994. After that date, no joint venturer in the Joint Venture has authority to bind the Joint Venture, except for C.S.B. Partnership, who, as the Liquidating Joint Venturer, has authority only to wind up and liquidate the Joint Venture's affairs. From and after the Effective Date, the businesses of the joint venturer (the Joint Venture Big O Stores) will be owned and operated by C.S.B. Partnership.

                         Yours truly,

                         BIG O/C.S.B. JOINT VENTURE, a California Joint Venture

                         By:     C.S.B. PARTNERSHIP, a California
                                 general partnership, Joint Venturer

                                 By:     C.E.P. DEVELOPMENTS, INC.,
                                         a California corporation,
                                         General Partner


                                        By:________________________
                                           Christopher R. Phillips
                                           Its:  President


                                 By:     BIG O RETAIL ENTERPRISES, INC.,
                                         a Colorado
                                         corporation, Joint Venturer


                                        By:________________________

                               EXHIBIT H

          NOTICE OF DISSOLUTION AND LACK OF AUTHORITY

           NOTICE OF DISSOLUTION AND LACK OF AUTHORITY



     Notice is hereby given pursuant to Section 15035.5 of the California Corporations Code that BIG O/C.S.B. JOINT VENTURE, a California joint venture partnership (the "Joint Venture"), which Joint Venture has carried on its businesses at the locations set forth on the attached Schedule (the "Joint Venture Big O Stores"), was dissolved by mutual consent of its joint venturers, C.S.B. Partnership, a California general partnership and Big O Retail Enterprises, Inc., a Colorado corporation, effective October 1, 1994 (the "Effective Date").

     After that date, no joint venturer of the Joint Venture has authority to bind the Joint Venture, except for C.S.B. Partnership, who has authority only to wind up and liquidate the Joint Venture's affairs.

     From and after the Effective Date, the businesses of the Joint Venture (the Joint Venture Big O Stores) will be owned and operated by C.S.B. Partnership, a California general partnership.

                              BIG O/C.S.B. JOINT VENTURE,
                              a California Joint Venture

                              By:   C.S.B. PARTNERSHIP, a California
                                    general partnership, Joint
                                    Venturer

                                   By:   C.E.P. DEVELOPMENTS, INC.,
                                         a California corporation,
                                         General Partner

                                        By: /s/ Christopher R. Phillips
                                           Christopher R. Phillips
                                           Its:  President
Signatures continued on next page.

                              By:     BIG O RETAIL ENTERPRISES, INC.,
                                      a Colorado corporation, Joint
                                      Venturer


                              By: /s/ John B. Adams
                              Its: Vice President

                           EXHIBIT I

                 BILL OF SALE AND ASSIGNMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged and pursuant to the terms of that certain AGREEMENT FOR PURCHASE AND SALE OF JOINT VENTURE INTERREEST; DISSOLUTION OF JOINT VENTURE; AND CONTINUATION OF BUSINESS BY ACQUIRING JOINT VENTURER DATED AS OF OCTOBER 1, 1994 (the "Agreement") BIG O RETAIL ENTERPRISES, INC., a Colorado corporation ("Seller") hereby sells, transfers and delivers to C.S.B. PARTNERSHIP, a California general partnership ("Purchaser") its fifty percent (50%) joint venture interest in BIG O/C.S.B. JOINT VENTURE, a California joint venture (the "Joint Venture").

     Seller hereby represents and warrants that it has full, clear and merchantable title to Seller's Interest which is the subject of this Bill of Sale and Assignment subject to those liabilities set fort hin the Balance Sheet of the Joint Venture as of September 30, 1994, attached hereto as EXHIBIT A and made a part hereof and such other "Assumed Liabilities" specified in the Agreement; and agrees to defend Purchaser's title to Seller's interest hereby conveyed against claims and demands of all persons whomsoever.

     This Bill of Sale and Assignment is executed pursuant to the Agreement and is subject to the terms, conditions and limitations therein contained.

Dated: August 11, 1995

ACKNOWLEDGED AND APPROVED:          SELLER:

C.S.B. PARTNERSHIP, a               BIG O RETAIL ENTERPRISE, INC.,
California partnership              a Colorado corporation

By: C.E.P. DEVELOPMENTS,            By: /s/ John B. Adams
    INC., a California              Its Vice President
    corporation, General
    Partner


    By: /s/ Christopher R. Phillips
    Its President

               SIGNATURES CONTINUED ON NEXT PAGE

By: SOMEDAY, INC., a
    California corporation,
    General Partner


    By: /s/ Ronald D. Asher
        Ronald D. Asher
    Its President

By: J.M.C., INC., a
    California corporation,
    General Partner


    By: /s/ John Connelly
        John Connelly
    Its President

By: FOUR KYLES, INC., a
    California corporation,
    General Partner


    By: /s/ Virgil Kyle Kyle, III
        Virgil Kyle Kyle
    Its President